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                                                                     Exhibit 10.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Flexible Premium Variable, Market Value Adjusted and Fixed Deferred Annuity Contracts


We hereby consent to the use in this Registration Statement on Form N-4 (File Nos. 333-61194 and 811-3199) of our report dated March 23, 2001 relating to the consolidated financial statements and financial statement schedules of Kemper Investors Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Chicago, Illinois
October 11, 2001


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Kemper Investors Life Insurance Company and
Contract Owners of KILICO Individual and Group Flexible Premium Variable, Market Value Adjusted and Fixed Deferred Annuity Contracts


We hereby consent to the use in this Registration Statement on Form N-4 (File Nos. 333-61194 and 811-3199) of our report dated February 20, 2001 relating to the combined financial statements of Kemper Investors Life Insurance Company's KILICO Variable Annuity Separate Account, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Chicago, Illinois
October 11, 2001